malonebailey LLP
CERTIFIED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated September 30, 2016 with respect to the audited financial statements of 3am Technologies, Inc. for the years ended May 31, 2016 and May 31, 2015. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
September 30, 2016